Exhibit 10.1

AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT

THIS AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT (this “Agreement”), dated as of October 31, 2011, is entered into by and among Trailer Bridge, Inc. (“Borrower”), the financial institutions from time to time party to the Loan Agreement (as defined below) as lenders (collectively, the “Lenders”) and Wells Fargo Bank, N.A., in its capacity as agent (in such capacity, “Agent”) for itself the Lenders.

W I T N E S S E T H:

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Agent and Lenders have made and may hereafter make loans and other financial accommodations to Borrower as set forth in (1) the Loan and Security Agreement, dated April 23, 2004, by and among Agent, Lenders and Borrower (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and (2) all other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, certain Specified Defaults have occurred and are continuing under the Financing Agreements;

WHEREAS, as and to the extent provided in the Forbearance Agreement, dated as of October 15, 2011, by and among Borrower, Agent and Lenders (the “Forbearance Agreement”)Agent and Lenders have agreed to forbear from exercising their rights and remedies under the Financing Agreements as a result of the occurrence of the Specified Defaults; and

WHEREAS, Borrower has requested, among other things, that Agent and Lenders continue to forbear from exercising their rights and remedies under the Financing Agreements as a result of the occurrence of the Specified Defaults and make certain other amendments to the Financing Agreements.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1.	DEFINITIONS.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Financing Agreements shall be deemed and are hereby amended to include, in addition to and not in limitation of all other definitions, each of the following definitions:

(a) “Amendment No. 1 to Term Loan Forbearance Agreement” shall mean an amendment to the Term Loan Forbearance Agreement, in form and substance satisfactory to Agent and Lenders, duly executed by Borrower with respect to certain defaults arising under the Term B Loan Financing Documents.

1.2 Interpretation. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Agreement.

SECTION 2.	AMENDMENTS.

2.1 Forbearance Termination Date. Section 1.1(b) of the Forbearance Agreement is hereby amended by deleting the reference to “October 31, 2011” and substituting “November 14, 2011” therefor.

2.2 Dip Budget. Section 4.4 of the Forbearance Agreement is hereby amended by deleting the reference to “October 28, 2011” and substitution “November 3, 2011” therefor.

SECTION 3.	ACKNOWLEDGMENTS.

3.1 Acknowledgment of Obligations. Borrower hereby acknowledges confirms and agrees that (a) as of the close of business on October 31, 2011 the aggregate outstanding principal amount of the Obligations is $4,891,702.88, (b) such amount, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Agent and Lenders under the Financing Agreements, is unconditionally owing by the Borrower to Agent and Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever and (c) its obligation and liability for the payment and performance of the Obligations pursuant to the Financing Agreements is unconditionally owing to Agent and Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever.

3.2 Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of itself and Lenders, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral and all other assets and properties of Borrower upon or in which Agent, for the benefit of Lenders, has been granted or holds a lien or security interest.

3.3 Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each Financing Agreement has been duly executed and delivered by Borrower to Agent and Lenders and is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower in the Financing Agreements constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the terms thereof, and Borrower has no valid defense to the enforcement of such obligations, and (c) Agent and the Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements.

3.4 Acknowledgment of Specified Defaults. Borrower acknowledges, confirms and agrees that (a) each of the Specified Defaults has occurred and is continuing, (b) each of the Specified Defaults constitutes an Event of Default under the Financing Agreements and (c) in the absence of this Agreement, the occurrence of the Specified Defaults entitles Agent and Lenders to exercise their rights and remedies under the Financing Agreements, applicable law and otherwise, including, without limitation, their right to declare all Obligations to be immediately due and payable.

SECTION 4.	BOARD ACCESS AND COOPERATION.

4.1 Board Access and Reporting Rights. Borrower shall cause its board of directors to provide, at a minimum, weekly updates to Agent and/or its designees concerning all matters relating to the Borrower’s business, including, without limitation, the Borrower’s financial plan, refinancing and/or recapitalization efforts and proposed acquisitions and mergers involving the Borrower and/or its assets, with such updates being in form and substance acceptable to Agent. Borrower shall send to Agent or such designees all of the notice, information and other materials that are distributed to the directors of Borrower in connection with any board meeting and shall provide Agent or such designees with a notice and agenda of each board meeting all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of Borrower’s board of directors. Agent and/or its designees shall have access to each board member of the Borrower for purposes of obtaining information relative to Borrower’s financial plan and business operations, and Borrower shall be responsible to facilitate such access, including, without limitation, providing Agent and/or its designees with telephone and other contact information for each such board member.

4.2 Cooperation. Borrower shall, and shall cause its management and employees to, at all times cooperate fully and completely with Agent and Lenders and provide Agent and Lenders and the Consultant full and complete access to all books and records, employees and personnel and premises of the Borrower.

SECTION 5.	ADDITIONAL EVENTS OF DEFAULT.

Borrower acknowledges, confirms and agrees that any failure of Borrower to comply with the covenants, conditions and agreements contained in this Agreement shall constitute an Event of Default under this Agreement and the other Financing Agreements and shall not be subject to any cure or grace period.

SECTION 6.	ADDITIONAL FORBEARANCE FEE.

In addition to all other fees, charges, interest and expenses payable by Borrower to Agent and Lenders under the Financing Agreements, including the initial forbearance fee payable pursuant to the Forbearance Agreement, as an inducement for Agent and Lenders to enter into this Agreement and in consideration of the covenants and agreements of Agent and Lenders contained herein, Borrower shall pay to Agent, for the benefit of Lenders, an additional forbearance and amendment fee in the amount of $20,000, which fee shall be fully earned as of and payable on the date of this Agreement and may be charged to any loan account of Borrower.

SECTION 7.	REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the continuing covenants and agreements at any time made by the Borrower to Agent and Lenders pursuant to the Financing Agreements, Borrower represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

7.1 New Containers. Borrower has recently purchased not less than two hundred (200) new containers (the “New Containers”) which are and shall form and be a part of the Forbearance Collateral, and such New Containers are and shall be free and clear of all other liens, security interests, claims or other encumbrances, including, without limitation, any lien, security interest, claim or other encumbrance in favor of the Senior Secured Note Trustee or relating to the Senior Secured Notes.

7.2 Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by all necessary action on the part of Borrower, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

7.3 Accuracy of Existing Representations and Warranties. All of the material representations and warranties set forth in the Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

7.4 No Default. As of the date of this Agreement and after giving effect hereto, no default or Event of Default exists or has occurred and is continuing other than the Specified Defaults.

SECTION 8.	RELEASE AND COVENANT NOT TO SUE.

8.1 Release.

(a) In consideration of the agreements of Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent, Lenders, their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or its successors, assigns or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in connection with the Financing Agreements, as amended and supplemented through the date hereof.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

8.2 Covenant Not to Sue. Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with each Releasee that Borrower will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 8.1 above. If Borrower violates the foregoing covenant, Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 9.	CONDITIONS TO EFFECTIVENESS

The effectiveness of the forbearance made pursuant to this Agreement shall be subject to the receipt by Agent of an original (or electronic copy) of (a) this Agreement, duly authorized, executed and delivered by Borrower and (b) Amendment No. 1 to Term Loan Forbearance Agreement, in form and substance satisfactory to Agent, duly authorized, executed and delivered by Borrower.

SECTION 10.	Provisions of General Application

10.1 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Financing Agreements, the terms of this Agreement shall control.

10.2 Binding Agreement; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Agent, Lenders, Borrower and their respective successors and assigns. This Agreement is solely for the benefit of Agent, Lenders, Borrower and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

10.3 Costs and Expenses. In addition to all other fees and expenses payable by the Borrower to Agent and Lenders under the Financing Agreements, Borrower shall reimburse Agent and the Lenders for all costs and expenses, including legal fees and expenses, incurred by Agent and the Lenders in the structuring, negotiation, arrangement or preparation of this Agreement and the agreements, documents and/or instruments to be executed in connection herewith or contemplated hereby.

10.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

10.5 Governing Law. The validity, interpretation and enforcement of this Agreement whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

10.6 Waiver of Jury Trial. Borrower hereby irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this agreement or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise.

10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other method of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT	BORROWER

WELLS FARGO BANK, N.A.	TRAILER BRIDGE, INC.

By:	By:
Name:	Name:
Title:	Title:

LENDERS

WELLS FARGO BANK, N.A.

By:
Name:
Title:

Signature Page to Amendment No. 1

Forbearance Agreement